Exhibit 10.25 (vii)

SEVENTH AMENDMENT OF THE

ANTHEM 401(k) LONG TERM SAVINGS INVESTMENT PLAN

(AS LAST RESTATED EFFECTIVE JANUARY 1, 1997)

Pursuant to rights reserved under Article X of the Anthem 401(k) Long Term Savings Investment Plan (the “Plan”), Anthem Insurance Companies, Inc. (the “Company”) hereby amends the Plan, effective (except as otherwise expressly provided herein) as of the close of business on January 31, 2004, as follows:

1. Section 2.15 of the Plan is hereby amended by adding the following sentence to the end of the first paragraph of Section 2.15:

Compensation shall also exclude annual installments received by certain Anthem Plans of Virginia, Inc. executives after the date of the merger of Trigon Insurance Company into a wholly-owned subsidiary of Anthem, Inc. pursuant to a Noncompetition Agreement between such executives and Anthem, Inc. (regardless of whether such installments are forfeitable) and any interest allocable thereto.

2. Section 2.47 of the Plan is hereby amended to provide, in its entirety, as follows:

2.47 Merged Plan means any of the plans defined in Sections 2.48—2.62c and any other plan that is merged into the Plan after January 31, 2004.

3. A new Section 2.62c is added to the Plan to provide, in its entirety, as follows:

2.62c Merged Plan XVIII means the Employees’ 401(k) Thrift Plan of Trigon Insurance Company, which was in effect prior to its merger into the Plan on January 31, 2004.

4. The Employees 401(k) Thrift Plan of Trigon Insurance Company is merged into the Plan effective as of the close of business on January 31, 2004 and a new Exhibit N is added to the Plan, a copy of which is attached hereto.

EXHIBIT N

ANTHEM 401(k) LONG TERM SAVINGS INVESTMENT PLAN

Merged Plan:	Employees’ 401(k) Thrift Plan of Trigon Insurance Company (“Trigon Plan”).

Merger Date:	January 31, 2004.

Accounts:	A Participant’s accounts maintained under the Trigon Plan shall be held in similar Accounts under the Plan and shall be subject to the provisions of the Plan, except as provided in this Exhibit N.

Distribution:

That portion of a Participant’s accounts attributable to amounts contributed when the Participant was a participant in the Trigon Plan will be subject to the distribution provisions applicable under the Trigon Plan until the later of (i) May 1, 2004 or (ii) ninety (90) calendar days following the date the affected participant has been provided notice that the amounts contributed by the Participant will be subject to the distribution provisions applicable under the Plan, at which time that portion of a Participant’s accounts attributable to amounts contributed when the Participant was a participant in the Trigon Plan will be subject to the distribution provisions applicable under the Plan.

Withdrawal:

Withdrawals from a Participant’s Transfer Account (as defined in the Trigon Plan), Employer Matching Contributions Account (as defined in the Trigon Plan) or Profit Sharing Matching Contributions Account (as defined in the Trigon Plan) shall not include those employer contributions under the Participant’s Transfer Account, Employer Matching Contributions Account and Profit Sharing Matching Contributions Account which have been deposited in the Fund in the current Plan Year and the two (2) previous Plan Years but only to the extent these employer contributions were not permitted to be withdrawn under the terms of the Trigon Plan in effect immediately prior to the Merger Date.

To the extent permitted to be withdrawn under the terms of the Trigon Plan in effect immediately prior to the Merger Date, a Participant may request a withdrawal of all or a part of the amounts contributed to a Participant’s Rollover Account (as defined in the Trigon Plan) prior to the Merger Date.

To the extent permitted to be withdrawn under the terms of the Trigon Plan in effect immediately prior to the Merger Date, a Participant may request a withdrawal of all of the Deductible Current Balance (as defined in the Trigon Plan) of the Participant’s Deductible Account (as defined in the Trigon Plan) prior to the Merger Date, independent of and without interrupting a Participant’s participation in other aspects of the Plan.

Withdrawals from amounts contributed to a Participant’s Individual Account (as defined in the Trigon Plan) prior to the Merger Date shall be processed on a pro-

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rata basis from the funds in which the Participant’s Individual Account is invested in the following order (all as defined in the Trigon Plan): After-Tax Contribution Account; Rollover Account; the vested portion of the Transfer Account; the vested portion of the Employer Matching Contribution Account; the Pre-Tax Contributions Account; and the vested portion of the Profit Sharing Matching Contributions Account.

Investment:

As soon as administratively feasible following the Merger Date, Participants of the Trigon Plan shall have the opportunity to elect Investment Funds with respect to their Accounts held under the Plan, including those Accounts attributable to Merged Plan XVIII, in accordance with Section 7.2 of the Plan.

Compensation:

For Plan Year 2004, compensation paid to a Participant who was a Participant in the Trigon Plan immediately before the Merger Date under the Anthem Southeast 2003 Long-Term Incentive Plan (LTIP) shall be included as Compensation.

Profit Sharing Match:

The terms and conditions of Section 3.08 of the Trigon Plan shall apply to any Participant who was a participant in the Trigon Plan on December 31, 2003 for the Plan Year 2004 to the extent the Profit Sharing Matching Contribution relates to 2003 Plan Year.

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